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                                                                         Annex A





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           TRAVELZOO.COM CORPORATION,
             a corporation organized under the Bahamas International
                          Business Companies Act 1989,

                                       and

                                 TRAVELZOO INC.,
                        a corporation organized under the
                General and Business Corporations Law of Delaware


                                   DATED AS OF

                                January 19, 2001








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
                                Table of Contents
                                                                            Page
                                                                            ----
ARTICLE I. THE MERGER; CLOSING.................................................1
         1.1. The Merger.......................................................1
         1.2. Directors and Officers...........................................2
         1.3. Certificate of Incorporation and Bylaws..........................2
ARTICLE II. EFFECT OF THE MERGERS ON SECURITIES OF TRAVELZOO DELAWARE
            AND TRAVELZOO BAHAMAS..............................................2
         2.1. Conversion of Common Stock.......................................2
         2.2. Surrender and Payment............................................3
         2.3. Withholding Rights...............................................4
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TRAVELZOO DELAWARE..............4
         3.1. Organization and Good Standing...................................4
         3.2. Capitalization...................................................4
         3.3. Authorization; Binding Agreement.................................4
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TRAVELZOO BAHAMAS................5
         4.1. Organization and Good Standing...................................5
         4.2. Capitalization...................................................5
         4.3. Authorization; Binding Agreement.................................5
ARTICLE V.  ADDITIONAL COVENANTS OF TRAVELZOO BAHAMAS..........................6
         5.1. Shareholder Approval.............................................6
         5.2. Reasonable Best Efforts..........................................6
         5.3. Compliance.......................................................6
ARTICLE VI. ADDITIONAL COVENANTS OF TRAVELZOO DELAWARE AND TRAVELZOO
             BAHAMAS...........................................................6
         6.1. Director and Officer Liability...................................6
         6.2. Registration Statement; Prospectus/Proxy Statement...............7
         6.3. Tax Treatment....................................................8
ARTICLE VII. CONDITIONS........................................................8
         7.1. Conditions to Each Party's Obligations...........................8
              7.1.1. Shareholder Approvals.....................................8
              7.1.2. No Injunction or Action...................................8
              7.1.3. Governmental Approvals....................................8
              7.1.4. Registration Statement....................................9
         7.2. Conditions to Obligations of Travelzoo Delaware..................9
              7.2.1. Travelzoo Bahamas Representations and Warranties..........9
              7.2.2. Performance by Travelzoo Bahamas..........................9
         7.3. Conditions to Obligations of Travelzoo Bahamas...................9
              7.3.1. Travelzoo Delaware Representations and Warranties.........9
              7.3.2. Performance by Travelzoo Delaware.........................9
ARTICLE VIII. TERMINATION AND ABANDONMENT......................................9
         8.1. Termination......................................................9
         8.2. Effect of Termination...........................................10
ARTICLE IX. MISCELLANEOUS.....................................................11
         9.1. Amendment and Modification......................................11
         9.2. Waiver of Compliance; Consents..................................11
         9.3. Survival of Representations and Warranties......................11
         9.4. Notices.........................................................11

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         9.5. Binding Effect; Assignment......................................12
         9.6. Expenses........................................................12
         9.7. Governing Law...................................................13
         9.8. Counterparts....................................................13
         9.9. Entire Agreement................................................13
         9.10. Third Parties..................................................13


                            GLOSSARY OF DEFINED TERMS
                            -------------------------

                                                                    Page Where
                                                                    Term Defined



Agreement......................................................................1
Articles of Merger.............................................................2
Closing........................................................................1
Closing Date...................................................................1
Code...........................................................................1
DGCL...........................................................................1
Dissenting Shares..............................................................2
Effective Time.................................................................2
Exchange Agent.................................................................3
Form S-4.......................................................................7
IBCA...........................................................................2
Indemnified Losses.............................................................6
Indemnified Person.............................................................6
Merger.........................................................................1
Merger Consideration...........................................................2
Plan of Merger.................................................................1
Proxy Statement/Prospectus.....................................................7
Surviving Corporation..........................................................1
Travelzoo Bahamas..............................................................1
Travelzoo Bahamas Common Stock.................................................2
Travelzoo Bahamas Shareholders Meeting.........................................6
Travelzoo Delaware.............................................................1
Travelzoo Delaware Common Stock................................................2
Travelzoo Delaware Shareholders Meeting........................................7



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

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of January 19, 2001, by and between Travelzoo.com Corporation, a corporation organized under the Bahamas International Business Companies Act 1989 ("Travelzoo Bahamas"), and its subsidiary, Travelzoo Inc., a corporation organized under the General and Business Corporations Law of the State of Delaware, United States of America ("Travelzoo Delaware").

                                    Recitals

     A. The respective Boards of Directors of Travelzoo Bahamas and Travelzoo Delaware have approved and deem it advisable and in the best interests of their respective companies and shareholders to consummate the merger (the "Merger") provided for herein, pursuant to which Travelzoo Bahamas will be merged into Travelzoo Delaware. Upon consummation of the Merger, the current shareholders of Travelzoo Bahamas will become shareholders of Travelzoo Delaware.

     B. For federal income tax purposes, it is intended that the Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     C. Travelzoo Delaware and Travelzoo Bahamas desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                               THE MERGER; CLOSING

     1.1. The Merger.Pursuant to the plan of merger, in substantially the form attached hereto as Exhibit A (the "Plan of Merger"), upon the terms and subject to the conditions set forth in this Agreement and in the Plan of Merger:

     (a) Travelzoo Bahamas shall be merged with and into Travelzoo Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Travelzoo Delaware shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall continue its corporate existence under the laws of the State of Delaware. The effects and consequences of the Merger shall be as set forth in the Plan of Merger.

     (b) Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Travelzoo Bahamas, at 800 West El Camino Real, Suite 180, Mountain View, California 94040, at 10:00 a.m. local time, on the fifth Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (excluding conditions that, by their terms cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Travelzoo Delaware and Travelzoo Bahamas may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

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

     (c) As soon as practicable following the Closing, the parties shall (i) file articles of merger with respect to each of the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the DGCL and (ii) make all other filings or recordings required under the laws of the Commonwealth of the Bahamas. The Merger shall become effective at such time and date (the "Effective Time") which is the date and time of the filing of the Articles of Merger with respect to the Merger in the office of the Secretary of State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by the DGCL).

     1.2. Directors and Officers. The directors and officers of Travelzoo Delaware immediately prior to the Effective Time shall remain the directors and officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Delaware or until their earlier death, resignation or removal.

     1.3. Certificate of Incorporation and Bylaws. The articles of incorporation and bylaws of Travelzoo Delaware immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation of the Merger as of the Effective Time.

                                   ARTICLE II.
          EFFECT OF THE MERGERS ON SECURITIES OF TRAVELZOO DELAWARE AND
                               TRAVELZOO BAHAMAS

     2.1. Conversion of Common Stock.

     (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value U.S.$.01 per share, and each outstanding share of common stock, no par value per share, of Travelzoo Bahamas (the "Travelzoo Bahamas Common Stock"), shall be converted into the right to receive one (1) share of common stock, par value U.S.$.01 per share, of Travelzoo Delaware (the "Travelzoo Delaware Common Stock"), subject to the terms and conditions set forth herein (the "Merger Consideration").

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Travelzoo Bahamas Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Travelzoo Bahamas Common Stock shall thereafter cease to have any rights with respect to such shares of Travelzoo Bahamas Common Stock, except the right to receive, without interest, the applicable Merger Consideration upon the delivery to Travelzoo Delaware of the information required pursuant to Section 2.2 hereof. To the extent that dissenting shareholders' rights are available under Section 81 of The Bahamas International Business Companies Act 1989 (the "IBCA"), and the shareholders of Travelzoo Bahamas properly take all actions necessary under the IBCA to exercise and perfect such rights in respect of their shares (the "Dissenting Shares"), such Dissenting Shares shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such shares subsequently fails to or becomes ineligible to exercise such rights. Travelzoo Bahamas shall give prompt notice to Travelzoo Delaware of any demand received by Travelzoo Bahamas from a dissenting shareholder pursuant to the IBCA.

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

     (c) Notwithstanding anything contained in this Section to the contrary, any shares of Travelzoo Bahamas Common Stock issued and held in Travelzoo Bahamas' treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and will not be deemed outstanding for purposes of
Section 2.2.

     2.2. Surrender and Payment.

     (a) Prior to the Effective Time, Travelzoo Delaware and Travelzoo Bahamas shall appoint an agent (the "Exchange Agent") for the purpose of issuing the Merger Consideration in exchange for the outstanding shares of Common Stock of Travelzoo Bahamas. Prior to or promptly after the Effective Time, Travelzoo Bahamas will send, or will cause the Exchange Agent to send, to each record holder of shares of Travelzoo Bahamas Common Stock instructions for exercising such holder's right to receive the Merger Consideration, which shall include a requirement that the shareholder send a communication to Travelzoo Delaware, by electronic mail, Internet communication, written communication or other method to be specified in such instructions, which shall (i) include the name and country of residence of the shareholder, the shareholder's registered email address and the shareholder's password (ii) provide a mailing address for the shareholder and (iii) indicate whether such shareholder consents to receive communications from Travelzoo Delaware, including notices, reports and other communications required under the DGCL and under the rules and regulations of the United States Securities and Exchange Commission, by electronic transmission. If the shareholder no longer has access to his or her registered email address, such shareholder will be required to update his or her registered email address by making a written request to Travelzoo Delaware, by electronic mail, Internet communication, written communication or other method to be specified in the exercise instructions, which shall include (x) the shareholder's name, (y) a copy of the shareholder's passport or other photo identification, and (z) either the shareholder's current registered email address or the serial numbers of the shareholder's Travelzoo Bahamas Common Stock issued to the shareholder when he or she received the Travelzoo Bahamas Common Stock.

     (b) Upon delivery to the Exchange Agent of a notice substantially in accordance with the instructions to be provided in accordance with paragraph (a) above, the Exchange Agent shall cause to be issued to the applicable shareholders, by book entry, the shares of Common Stock of Travelzoo Delaware representing the Merger Consideration which they shall be entitled hereunder, and shall advise the shareholder of such issuance by electronic communication or other method approved by Travelzoo Delaware.

     (c) Any holder of Common Stock of Travelzoo Bahamas who has not exchanged such holder's shares for the Merger Consideration in accordance with this
Section 2.2 within six months after the Effective Time shall thereafter look only to Travelzoo Delaware for issuance of the Merger Consideration, and shall not be entitled to any dividends or distributions, or any other rights of a holder of the Common Stock of Travelzoo Delaware, for any period prior to such issuance, and shall in any event not be entitled to any interest or other consideration in respect of the delay in issuance to such shareholder of the Merger Consideration. Travelzoo Delaware shall not be liable to any Travelzoo Bahamas Holder for any amounts paid or shares transferred to any public official pursuant to applicable abandoned property, escheat or similar laws. Any rights to receive the Merger Consideration remaining unclaimed by the former holders of the Common Stock of Travelzoo Bahamas two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, be cancelled.

     2.3. Withholding Rights. Travelzoo Delaware shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this
Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Travelzoo Delaware so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Travelzoo Bahamas Holder in respect of which Travelzoo Delaware made such deduction and withholding.


                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES OF TRAVELZOO DELAWARE

     Travelzoo Delaware represents and warrants to Travelzoo Bahamas that the statements contained in this Article III are true and correct except as otherwise expressly contemplated by this Agreement.

     3.1. Organization and Good Standing. Travelzoo Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of Travelzoo Delaware consists of 40,000,000 shares of Travelzoo Delaware Common Stock, par value $.01 per share and 5,000,000 shares of Travelzoo Delaware preferred stock, par value $.01 per share. Of such authorized shares, as of the date hereof, there are 100 shares of Travelzoo Delaware Common Stock issued and outstanding, and no shares of Travelzoo Delaware Common Stock are issued and held in the treasury of Travelzoo Delaware, and no shares of Travelzoo Delaware preferred stock are issued or outstanding. As of the date hereof there are no options to purchase Travelzoo Delaware Common Stock outstanding. There are no other outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the authorized but not issued or unauthorized shares of the capital stock or any other security of Travelzoo Delaware, and there is no other authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

     3.3. Authorization; Binding Agreement. Travelzoo Delaware has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Travelzoo Delaware's Board of Directors, and the Merger has been approved by the holder of all outstanding shares of Common Stock of Travelzoo Delaware in accordance with the requirements of the DGCL, and no other corporate proceedings on the part of Travelzoo Delaware are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Travelzoo Delaware and constitutes the legal, valid and binding obligation of Travelzoo Delaware, enforceable against Travelzoo Delaware in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF TRAVELZOO BAHAMAS

     Travelzoo Bahamas represents and warrants to Travelzoo Delaware that the statements contained in this Article IV are true and correct.

     4.1. Organization and Good Standing. Travelzoo Bahamas is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

     4.2. Capitalization. As of the date hereof, the authorized capital stock of Travelzoo Bahamas consists of 20,000,000 shares of Travelzoo Bahamas Common Stock. Of such authorized shares, as of the date hereof, there are issued and outstanding no shares of Travelzoo Bahamas Common Stock, 11,295,874 shares of Travelzoo Bahamas Common Stock are issued and held in the treasury of Travelzoo Bahamas, and no other capital stock of Travelzoo Bahamas is issued or outstanding. All issued and outstanding shares of Travelzoo Bahamas Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable. There are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the authorized but not issued or unauthorized shares of the capital stock or any other security of Travelzoo Bahamas, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

     4.3. Authorization; Binding Agreement. Travelzoo Bahamas has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Travelzoo Bahamas' Board of Directors, and no other corporate proceedings on the part of Travelzoo Bahamas are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement, the Plan of Merger and the transactions contemplated hereby by the shareholders of Travelzoo Bahamas in accordance with the IBCA and the Memorandum of Association and Articles of Association of Travelzoo Bahamas). This Agreement has been duly and validly executed and delivered by Travelzoo Bahamas and constitutes the legal, valid and binding obligation of Travelzoo Bahamas, enforceable against Travelzoo Bahamas in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

                                   ARTICLE V.
                    ADDITIONAL COVENANTS OF TRAVELZOO BAHAMAS

     Travelzoo Bahamas covenants and agrees as follows:

     5.1. Shareholder Approval. As soon as practicable, Travelzoo Bahamas will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Travelzoo Bahamas Shareholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby. Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of Travelzoo Bahamas will recommend to the shareholders of Travelzoo Bahamas that they approve the Merger.

     5.2. Reasonable Best Efforts.Subject to the terms and conditions herein provided, Travelzoo Bahamas agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, Travelzoo Bahamas agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     5.3.   Compliance.   In  consummating   the  Merger  and  the  transactions
contemplated hereby, Travelzoo Bahamas shall comply, in all material respects, with all applicable Laws.

                                   ARTICLE VI.
        ADDITIONAL COVENANTS OF TRAVELZOO DELAWARE AND TRAVELZOO BAHAMAS

     Travelzoo Delaware and Travelzoo Bahamas covenant and agree that they will take the necessary actions prior to the Effective Time to cause Travelzoo Delaware to do the following:

     6.1. Director and Officer Liability.

     (a) The Surviving Corporation shall indemnify and hold harmless and advance expenses to the present and former officers and directors of Travelzoo Delaware and Travelzoo Bahamas, and each person who prior to the Effective Time becomes an officer or director of Travelzoo Delaware or Travelzoo Bahamas (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section. The Surviving Corporation shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Surviving Corporation in connection with such matter.

     (b) For at least three years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each such Indemnified Person currently covered by Travelzoo Delaware's officers' and directors' liability insurance policy (with respect to officers and directors of Travelzoo Delaware) or by Travelzoo Bahamas' officers' and directors' liability insurance policy (with respect to officers and directors of Travelzoo Bahamas) on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof.

     (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 7.1 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of Travelzoo Delaware (with respect to the Travelzoo Delaware officers and directors) or the Memorandum of Association or Articles of Association of Travelzoo Bahamas (with respect to the Travelzoo Bahamas officers and directors), any agreement providing for indemnification, or under the laws of the State of Delaware, the IBCA or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     6.2. Registration Statement; Prospectus/Proxy Statement.

     Travelzoo Delaware and Travelzoo Bahamas shall cooperate and promptly prepare and Travelzoo Delaware shall file with the SEC as soon as practicable a Registration Statement on Form S-4 or other applicable form (the "Form S-4") under the Securities Act, with respect to Travelzoo Delaware Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meeting of the Travelzoo Delaware shareholders held for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby (the "Travelzoo Delaware Shareholders Meeting") and Travelzoo Bahamas Shareholders Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Travelzoo Delaware and Travelzoo Bahamas will cooperate to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Travelzoo Delaware shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Travelzoo Delaware shall ensure that the Proxy Statement/Prospectus and each amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Travelzoo Delaware in reliance upon and in conformity with written information concerning Travelzoo Bahamas furnished to Travelzoo Delaware by Travelzoo Bahamas specifically for use in the Proxy Statement/Prospectus. Travelzoo Delaware and Travelzoo Bahamas agree that the written information provided by them for

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

inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.3. Tax Treatment. The Surviving Corporation shall use its reasonable best efforts to cause the Merger to qualify as either, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying as either, a reorganization under Section 368(a) of the Code.

                                  ARTICLE VII.
                                   CONDITIONS

     7.1.Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                 7.1.1. Shareholder Approvals. The Merger shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Travelzoo Bahamas in accordance with the IBCA and Travelzoo Bahamas' Memorandum of Association.

                  7.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Travelzoo Delaware and Travelzoo Bahamas shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

                  7.1.3. Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained.

                  7.1.4. Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

     7.2. Conditions to Obligations of Travelzoo Delaware. The obligation of Travelzoo Delaware to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which may be waived by Travelzoo Delaware:

                  7.2.1. Travelzoo Bahamas Representations and Warranties. As of the Closing Date, none of the representations or warranties of Travelzoo Bahamas contained in this Agreement shall be untrue or incorrect in any material respect as of the Closing Date.

                  7.2.2. Performance by Travelzoo Bahamas. Travelzoo Bahamas shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Travelzoo Bahamas on or prior to the Closing Date.

     7.3. Conditions to Obligations of Travelzoo Bahamas. The obligations of Travelzoo Bahamas to effect the Travelzoo Bahamas Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which may be waived by Travelzoo Bahamas:

                  7.3.1.  Travelzoo  Delaware  Representations  and  Warranties.
         As of the Closing Date, none of the representations or warranties of Travelzoo Delaware contained in this Agreement shall be untrue or incorrect in any material respect as of the Closing Date.

                  7.3.2. Performance by Travelzoo Delaware. Travelzoo Delaware shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Travelzoo Delaware on or prior to the Closing Date.


                                  ARTICLE VIII.
                           TERMINATION AND ABANDONMENT

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of Travelzoo Delaware and the shareholders of Travelzoo Bahamas:

     (a)  by mutual consent of Travelzoo Delaware and Travelzoo Bahamas;

     (b) (1) by Travelzoo Delaware (provided that Travelzoo Delaware is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Travelzoo Bahamas of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been cured within 30 days following receipt by Travelzoo Bahamas of written notice of such breach; (2) by Travelzoo Bahamas (provided that Travelzoo Bahamas is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Travelzoo Delaware of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been cured within 30 days following receipt by Travelzoo Delaware of written notice of such breach;

     (c) by either Travelzoo Bahamas or Travelzoo Delaware if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

     (d) by either Travelzoo Bahamas or Travelzoo Delaware if the Merger shall not have been consummated before May 1, 2001 unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein;

     (e) by either Travelzoo Bahamas or Travelzoo Delaware if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption (1) by the shareholders of Travelzoo Delaware at the Travelzoo Delaware Shareholders Meeting or any adjournment or postponement thereof or (2) by the shareholders of Travelzoo Bahamas at the Travelzoo Bahamas Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

     (f) By either Travelzoo Delaware or Travelzoo Bahamas, if the Board of Directors of the other shall have withdrawn, or modified or changed in a manner adverse to the terminating party its approval or recommendation of the Merger and/or the Travelzoo Delaware or Travelzoo Bahamas Proposals, each as the case may be; or

     (g) by either Travelzoo Bahamas or Travelzoo Delaware if the Board of Directors of either company determines, in its discretion, that the number of shareholders requesting paper delivery (as opposed or in addition to electronic delivery) of the Proxy Statement/Prospectus impairs the feasibility of the consummation of the Merger.

     8.2. Effect of Termination. In the event of the termination of this Agreement by either Travelzoo Delaware or Travelzoo Bahamas pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Travelzoo Bahamas or Travelzoo Delaware.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Travelzoo Delaware and Travelzoo Bahamas, whether before or after approval of this Agreement and the Plan of Merger by the shareholders of Travelzoo Delaware and Travelzoo Bahamas, except that following approval by the shareholders of either Travelzoo Delaware or Travelzoo Bahamas, there shall be no amendment or change to the provisions hereof with respect to the Merger
Consideration without further approval by such approving shareholders, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

     9.2. Waiver of Compliance; Consents. Any failure of Travelzoo Delaware on the one hand, or Travelzoo Bahamas on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Travelzoo Bahamas on the one hand, or Travelzoo Delaware on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

     9.3. Survival of Representations and Warranties. The respective representations and warranties of Travelzoo Delaware and Travelzoo Bahamas contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

     9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)  if to Travelzoo Delaware,  to:

                     Travelzoo Inc.
                     800 West El Camino Real,  Suite 180
                     Mountain View,  CA 94040
                     Attention: Chairman of the Board, Chief Executive
                                Officer and President
                     Fax  650-969-4295

                with a copy to:

                     Bryan Cave LLP
                     211 North Broadway, Suite 3600
                     St. Louis, Missouri 63102-2750
                     Attention: Denis P. McCusker, Esq.
                     Telecopy:  (314) 259-2020

                and

                (ii) if to Travelzoo Bahamas, to:

                     Travelzoo.com Corporation
                     800 West El Camino Real, Suite 180
                     Mountain View, CA 94040
                     Attention:  Chairman of the Board, Chief Executive
                                 Officer and President
                     Fax 650-969-4295

                with a copy to:

                     Bryan Cave LLP
                     211 North Broadway, Suite 3600
                     St. Louis, Missouri 63102-2750
                     Attention:  Denis P. McCusker, Esq.
                     Telecopy:   (314) 259-2020

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


     9.5. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

     9.6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, provided, however, that each of Travelzoo Bahamas and Travelzoo Delaware shall pay one-half of the expenses related to printing, filing and mailing the registration statement and related prosy statement for the Merger, the fees and expenses of Bryan Cave LLP and all filing fees incurred in connection with the Merger or the issuance of the Travelzoo Delaware Common Stock.

     9.7. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, and the parties hereto consent to the jurisdiction of the courts of or in the State of Delaware in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

     9.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     9.10. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.1 above, are intended to be for the benefit of, and shall enforceable by, the officers and directors of Travelzoo Delaware and of Travelzoo Bahamas and/or the Travelzoo Bahamas Subsidiaries affected thereby and their heirs and representatives.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Travelzoo Delaware and Travelzoo Bahamas have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                             TRAVELZOO.COM CORPORATION

                                             By:
                                                --------------------------------
                                                 Name:  Ralph Bartel
                                                 Title:  Chief Executive Officer


                                             TRAVELZOO INC.

                                             By:
                                                --------------------------------
                                                 Name:  Ralph Bartel
                                                 Title:  Chief Executive Officer










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